UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2021

VERRA MOBILITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37979	81-3563824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 N. Alma School Road Mesa, Arizona (Address of principal executive offices)	85201 (Zip Code)

(480) 443-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Class A common stock, par value $0.0001 per share	VRRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐   Emerging growth company

☐   If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01         Entry into a Material Definitive Agreement.

Note Offering

On March 26, 2021, VM Consolidated Inc., a Delaware corporation (“Consolidated”) and wholly-owned indirect subsidiary of Verra Mobility Corporation (the “Company”), completed a private offering (the “Offering”) of $350 million aggregate principal amount of the Company’s 5.50% Senior Notes due 2029 (the “Notes”) pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. The Notes are guaranteed, jointly and severally, by Greenlight Acquisition Corporation, ATS Processing Services, L.L.C., ATS Tolling LLC, Auto Tag of America LLC, Auto Titles of America LLC, Highway Toll Administration, LLC, Mulvihill Electrical Enterprises, Inc., Mulvihill ICS, Inc., PlatePass, L.L.C., Sunshine State Tag Agency LLC, Toll Buddy, LLC, and Violation Management Solutions, LLC, each a wholly‑owned subsidiary of the Company (collectively, the “Guarantors”), all of which also currently guarantee the obligations of the Company under its existing credit facility. BofA Securities, Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, Robert W. Baird & Co. Incorporated, BTIG, LLC, William Blair & Company, L.L.C., and CJS Securities, Inc. served as the initial purchasers (the “Initial Purchasers”) with respect to the offer and sale by the Company of the Notes.

The Company used the net proceeds from the Offering, together with the proceeds of term loans incurred pursuant to an amendment and restatement agreement no. 1 (the “Restatement Agreement”), which amends its First Lien Term Credit Agreement dated as of March 1, 2018, as amended (the “Credit Agreement”), to refinance all of its outstanding term loans, together with all accrued and unpaid interest, incurred pursuant to the Credit Agreement (the “Refinancing”), as further described below, and intends to use the remainder of the net proceeds, together with cash on hand, to pay (if the transaction is consummated) approximately $113 million of cash purchase consideration for its previously announced proposed acquisition of Redflex Holdings Limited, to pay fees and expenses in connection with the Refinancing and Offering and for general corporate purposes.

The Notes were issued pursuant to an indenture (the “Indenture”), dated as of March 26, 2021, among Consolidated, as issuer, the Guarantors, as guarantors, and Wilmington Trust, National Association, as trustee (the “Trustee”). The Indenture contains covenants that, among other things, limit the ability of Consolidated and its Restricted Subsidiaries, as defined in the Indenture, to: (i) incur additional indebtedness; (ii) declare or pay dividends; (iii), purchase, redeem or otherwise retire any equity interest of Consolidated or any direct or indirect parent ; (iv) make investments; (v) create liens on their assets or use their assets as security in other transactions; (vi) enter into mergers, consolidations or sales, transfers, leases or other dispositions of all or substantially all of Consolidated’s assets; (vii) enter into certain transactions with affiliates; and (viii) sell or transfer certain assets.

Interest on the Notes will be payable semi-annually on April 15 and October 15 of each year, beginning on October 15, 2021. On or after April 15, 2024, Consolidated may redeem the Notes, in whole or in part, at any time at the redemption prices listed below, plus accrued and unpaid interest, if any, to (but excluding) the redemption date, if redeemed during the 12-month period commencing on April 15 of the years set forth below:

Period	Redemption Price
2024 ...........................................................................................	102.750%
2025 ...........................................................................................	101.375%
2026 and thereafter ....................................................................	100.000%

In addition, the Company may redeem up to 40% of the original aggregate principal amount of the Notes before April 15, 2024 with the proceeds of certain equity offerings at a redemption price of 105.50%, plus accrued and unpaid interest, if any, to (but excluding) the redemption date. The Company may also redeem all or a part of the Notes before April 15, 2024 at a price equal to 100% of the principal amount plus accrued and unpaid interest, if any, to (but not including) the redemption date, plus a make-whole premium. If the Company experiences a Change of Control (as defined in the Indenture), the Company will be required to offer to purchase the Notes at 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase.

The Initial Purchasers and their affiliates have performed or may perform in the future various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates, for which they have received or will receive customary compensation. In particular, affiliates of the Initial Purchasers are party (including as lenders) to the Company’s existing credit facility.

The Indenture and the form of the Notes are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein. The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by the full text of such documents.

Refinancing

As previously announced in its Current Report on Form 8-K filed on March 15, 2021, Consolidated and the Guarantors entered into the Restatement Agreement to the Credit Agreement with the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent in connection with the closing of the Offering.

The Restatement Agreement provides for, among other changes, the following amendments to the Credit Agreement:

•	amending the stated maturity of the Credit Agreement to extend such date to seven years after the effective date of the Restatement Agreement;
•

amending certain provisions of the Credit Agreement to permit the issuance of the Notes, which are being issued on the effective date of the Restatement Agreement, and the related incurrence of indebtedness by the Company in respect of such Notes and the guarantee by the Guarantors of such Notes;

•	amending certain provisions of the Credit Agreement to expressly permit the acquisition of Redflex Holdings Limited by Consolidated;
•

amending certain provisions of the Credit Agreement to permit and account for the repayment of the then outstanding Term B-1 Loans, together with all accrued and unpaid interest, and the incurrence of initial term loans on the effective date of the Restatement Agreement in the original principal amount of $650.0 million; and

•

amending certain provisions in the Credit Agreement dealing with interest rate replacement provisions in the case where any interest rate benchmark applicable to the loans and commitment fees in the future ceases to be available.

The foregoing does not purport to be a complete description of the terms of the Restatement Agreement and such description is qualified in its entirety by reference to the Restatement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Notes, the Indenture, and the Restatement Agreement is incorporated herein by reference into this Item 2.03.

Item 8.01	Other Events.

On March 26, 2021, the Company issued a press release announcing the closing of the offering of the Notes.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description of Exhibits
4.1	Indenture governing VM Consolidated, Inc.’s 5.50% Senior Notes Due 2029, dated as of March 26, 2021.
4.2	Form of 5.50% Senior Note Due 2029 (included in Exhibit 4.1).
10.1

Amendment and Restatement Agreement No. 1 to First Lien Term Loan Credit Agreement dated as of March 26, 2021, among Greenlight Acquisition Corporation, VM Consolidated, Inc., American Traffic Solutions, Inc., Lasercraft, Inc., the subsidiary guarantors party thereto, the lenders party thereto and Bank of America, N.A. as Administrative Agent and Collateral Agent.

99.1	Press Release, dated March 26, 2021, issued by Verra Mobility Corporation.
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2021	Verra Mobility Corporation

	By:	/s/ Patricia Chiodo
	Name:	Patricia Chiodo
	Title:	Chief Financial Officer

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